Exhibit 23.4

August 18, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 25049

Dear Sirs/Mesdames:

We hereby consent to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement No. 333-105918 of Photronics, Inc. on Form S-3.

Very truly yours,

KERIN COMMERCIAL REAL ESTATE, INC.

/S/    CHRISTOPHER K. KERIN

Christopher K. Kerin, MAI, CCIM